                                  SCHEDULE 14A
                                 (RULE 14A-101)

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 [ ]

                                    HPR INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Filing fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)- and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                    HPR INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 31, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HPR Inc., a Delaware corporation ("HPR" or the "Company"), will be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts, on Friday, October 31, 1997 at 12:15 p.m., Eastern Standard Time, for the purpose of considering and voting upon the following matters:

          1. To fix the number of directors and elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

          2. To approve an amendment to the HPR 1995 Stock Plan to increase by 1,000,000 the number of shares authorized for issuance pursuant to awards made thereunder;

          3. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending June 30, 1998; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 8, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1997, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the accompanying Proxy Statement.

     The business matters enumerated above are discussed more fully in the accompanying Proxy Statement. Whether or not you plan to attend the meeting, you are urged to study the Proxy Statement carefully and then to fill out, sign and date the enclosed Proxy. To avoid unnecessary expense, please mail your Proxy promptly in the enclosed return envelope, which requires no postage if mailed in the United States.

                                          By order of the Board of Directors,

                                          THOMAS C. CHASE
                                          Secretary

September 26, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                    HPR INC.
                                245 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02142

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 31, 1997

     The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of HPR Inc. ("HPR" or the "Company") to be voted at the Annual Meeting of Stockholders to be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts at 12:15 p.m., Eastern Standard Time, on Friday, October 31, 1997 and at any adjournment thereof (the "Meeting").

     It is expected that copies of the Notice of Meeting, this Proxy Statement and the enclosed form of Proxy will be mailed on or about September 26, 1997 to each stockholder entitled to vote at the Meeting. The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1997 accompanies this Proxy Statement.

VOTING SECURITIES

     Only the record holders of shares of common stock ($0.01 par value) of the Company ("Common Stock") at the close of business on September 8, 1997 may vote at the Meeting. Each share of Common Stock is entitled to one vote on each of the matters to be voted upon at the Meeting.

     On August 29, 1997, there were 15,338,345 shares of Common Stock issued and outstanding. The following table sets forth certain information, as of August 29, 1997, with respect to the beneficial ownership of HPR's Common Stock (i) by each person who is known by HPR to own beneficially more than five percent of its Common Stock, (ii) by each of HPR's directors and nominees, (iii) by HPR's Chief Executive Officer and each of its other four named executive officers (as designated in accordance with the rules of the Securities and Exchange Commission) (together, the "Named Executive Officers"), and (iv) by such directors and all executive officers as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by each of them, subject to community property laws, where applicable. Under the heading "Number of Shares Issuable" are listed (and under the heading "Total" are included) shares issuable within 60 days of August 29, 1997 upon exercise of stock options owned by the party indicated. The percentage owned is calculated with respect to each party by treating its issuable shares as outstanding in accordance with rules of the Securities and Exchange Commission.

           NAME OF BENEFICIAL OWNER                                 NUMBER
             (AND ADDRESS OF OWNER                 NUMBER OF       OF SHARES
          OF MORE THAN FIVE PERCENT)             ISSUED SHARES     ISSUABLE        TOTAL       PERCENT
-----------------------------------------------  -------------     ---------     ---------     ------
Essex Investment Management Company(1).........    1,703,259              0      1,703,259     11.10%
  125 High Street
  Boston, MA 02110
A I M Management Group Inc.(2).................    1,294,600              0      1,294,600      8.44%
  11 Greenway Plaza, Suite 1919
  Houston, TX 77046

Goldman Sachs Group, L.P.(3)...................    1,095,821              0      1,095,821      7.14%
  85 Broad Street
  New York, NY 10004

Waddell & Reed Inc.(4).........................      928,800              0        928,800      6.06%
  6300 Lamar Ave
  Overland, KS 66202

Marcia J. Radosevich, Ph.D.....................      591,230        252,699        843,929      5.41%
  c/o HPR Inc.
  245 First Street
  Cambridge MA 02142

Richard H. Egdahl, M.D.(5).....................      572,148          1,600        573,748      3.74%
Brian D. Cahill................................      194,600         54,124        248,724      1.62%
Howard E. Cox, Jr.(6)..........................      231,382          1,600        232,982      1.52%
Steven J. Rosenberg............................            0        123,562        123,562          *
James B. Stowe.................................            0        108,750        108,750          *
William G. Nelson, Ph.D........................      100,000          1,600        101,600          *
Harris A. Berman(7)............................       60,800          1,600         62,400          *
Joseph K. Jaeger...............................       13,410         17,414         30,824          *
All directors and executive officers as a group
  (14 persons).................................    1,763,570        579,549      2,343,119     14.72%

---------------
 *  Less than one percent

(1) Based solely upon information reported on Schedule 13G as filed with the Securities and Exchange Commission ("SEC"). Essex Investment Management Company filed an Amendment No. 3 to its Schedule 13G on March 10, 1997, reporting that it is an investment adviser with sole voting power as to 1,175,045 shares of the Company's Common Stock and sole dispositive power with respect to 1,703,259 shares of the Company's Common Stock.

(2) Based solely upon information reported on Schedule 13G as filed with the SEC on February 12, 1997 by A I M Management Group Inc. ("A I M Management") on behalf of itself and its wholly-owned subsidiaries, A I M Advisors, Inc. and A I M Capital Management, Inc. A I M Management reports that it is a parent holding company and its two subsidiaries are investment advisers with shared voting and dispositive power with respect to 1,294,600 shares of the Company's Common Stock.

(3) Based solely upon information reported on Schedule 13G as filed with the SEC on February 14, 1997 by The Goldman Sachs Group, L.P. and Goldman, Sachs & Co., jointly. Goldman Sachs reports that the partnership is a parent holding company and Goldman, Sachs & Co. is a broker-dealer and investment advisor, both of whom have shared voting and dispositive power as to 1,095,821 shares of the Company's Common Stock.

(4) Based solely upon information reported on Schedule 13G as filed jointly with the SEC on January 31, 1997 by Waddell & Reed Inc. ("W&R"), Waddell & Reed Investment Management Company ("WRIMC"), Liberty National Life Insurance Company ("Liberty"), Waddell & Reed Financial Services, Inc. ("WRFSI"), Torchmark Corporation ("Torchmark") and United Investors Management Company ("UIMC"). As reported in that Schedule 13G, W&R is a broker-dealer with sole voting and dispositive power as to 928,800 shares of the Company's Common Stock; WRIMC is an investment advisor with sole voting and dispositive power as to 868,800 shares of the Company's Common Stock; Liberty is an insurance company with sole voting and dispositive power as to 928,800 shares of the Company's Common Stock; WRFSI is a parent holding company with sole voting and dispositive power as to 928,800 shares of the Company's Common Stock; Torchmark is a parent holding company with sole voting and dispositive power as to 928,800 shares of the Company's Common Stock; and UIMC is a parent holding company with sole voting and dispositive power as to 928,800 shares of the Company's Common Stock.

(5) Includes 82,812 shares of Common Stock held by Dr. Egdahl's spouse, Cynthia
    T. Egdahl.

(6) Includes 25,000 shares of Common Stock held by Bridgeport Associates, Inc., a corporation controlled by Mr. Cox.

(7) Includes 12,500 shares of Common Stock held by The Harris A. Berman and Ruth
    E. Nemzoff Family Foundation, as to which shares Dr. Berman disclaims beneficial ownership.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors of not fewer than three nor more than twelve directors. The persons named as proxies in the accompanying form of Proxy intend (unless authority to vote therefor is specifically withheld) to vote to fix the number of directors for the ensuing year at five and to vote for the election of the five persons named below, being the nominees of the present Board, as directors to hold office until the next Annual Meeting and until their respective successors are elected and qualified. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

NOMINEES FOR ELECTION AS DIRECTORS

  Information regarding each nominee is presented below.

     Marcia J. Radosevich, Ph.D., age 44, has served as Chief Executive Officer and a director of the Company since 1988 and was elected Chairman of the Board of Directors in June 1995. From 1988 until 1992, and since May 31, 1996 she also has held the position of President of the Company. She served as Vice Chairman of the Board from 1992 to June 1995. Dr. Radosevich is a director of Oxford Health Plans, a health maintenance organization.

     Harris A. Berman, M.D., age 59, has been a director of the Company since 1994. Since 1986, Dr. Berman has been President and Chief Executive Officer of Tufts Associated Health Plans, Inc., which manages a large health maintenance organization and other managed care organizations.

     Howard E. Cox, Jr., age 53, has been a director of the Company since 1991. He is a general partner of Greylock Limited Partnership, a national venture capital firm headquartered in Boston, Massachusetts, and has been associated with certain affiliated partnerships for the past 26 years. Mr. Cox is a director of Stryker Corporation, a medical equipment manufacturer, Arbor Health Care Company, a medical services company, and The Vincam Group, Inc., a professional employment organization.

     Richard H. Egdahl, M.D., age 70, has been a director of the Company since 1988 and was elected to the position of Vice Chairman of the Board and chairman of the Company's Medical Advisory Board in June 1995. He served as Chairman of the Board from 1988 until June 1995. From 1973 until 1996, Dr. Egdahl was Director of the Boston University Medical Center, and since then he has been the Alexander Graham Bell Professor of Health Care Entrepreneurship. Dr. Egdahl is also a trustee of each of the 31 registered investment companies in the Pioneer Family of Mutual Funds, and a director of CORE, INC., a software company, and Essex Investment Management Company, a private investment advisor.

     William G. Nelson, Ph.D., age 63, has been a director of the Company since 1992. Dr. Nelson has served as Chairman and Chief Executive Officer of Harrisdata Service of Wisconsin, Inc., a software company, since 1990 and of GEAC Computer Corporation Limited (GEAC), a computer hardware and software company, since 1996. From 1991 to 1994, he was President and Chief Executive Officer of Pilot Software, Inc., a software company. Dr. Nelson is also a director of GEAC, Manugistics, Inc., a software company, and Project Software and Development, Inc., a software company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has standing audit and compensation committees of the Board of Directors. The Audit Committee consists of Drs. Nelson (Chairman), Berman and Egdahl. The Audit Committee met five times during the last fiscal year and has recommended to the Board of Directors the selection of Coopers & Lybrand L.L.P. to serve as the Company's accountants for the fiscal year ending June 30, 1998. The Compensation Committee consists of Mr. Cox (Chairman) and Drs. Berman and Egdahl. The Compensation Committee met twice in fiscal 1997 to consider directors' and officers' compensation and to review the annual evaluation of the Company's officers.

     The Board of Directors met or acted by written consent nine times during fiscal 1997. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     Directors of the Company generally receive as compensation for all services as directors $3,000 per year plus $1,000 for membership on a committee of the Board and for each Board meeting attended. Directors of the Company are granted options, subject to approval by the full Board, pursuant to the Company's 1995 Eligible Directors Stock Plan (the "Directors Plan"), which provides that each director who is not an officer or employee of the Company or any subsidiary of the Company (an "outside director") will be granted, upon first being elected to the Board of Directors, an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. In addition, on the thirtieth day after re-election at each annual meeting of stockholders and subject to Board approval, each outside director will be granted an option to purchase 4,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. A total of 150,000 shares of Common Stock are available for awards under the Directors Plan. The options granted under the Directors Plan vest in five equal annual installments commencing one year after the date of grant. Under the HPR Inc. Director Termination Benefits Plan (the "Directors Termination Plan"), effective January 1, 1997, options granted to non-employee directors will become 100% vested upon the termination, under certain circumstances, of the director's board membership in connection with a change in control of the Company (as defined in the Directors Termination Plan).

     Dr. Radosevich receives no compensation for her service as a director.

COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION AND CERTAIN
TRANSACTIONS

     The members of the Compensation Committee are Mr. Cox, Dr. Berman and Dr. Egdahl. Except for Dr. Radosevich, the Company's Chairman of the Board, President and Chief Executive Officer, no officer or employee of the Company participated in deliberations of the Board of Directors concerning executive officer compensation during fiscal 1997.

     Tufts Associated Health Plans, Inc., of which Dr. Berman is President and Chief Executive Officer, is a licensee of certain of the Company's products and one of three co-developers working with the Company on its Clinical Care Management System product line. Managed Health Services Insurance Corp., of which Mr. Cox is a director, and Oxford Health Plans, of which Dr. Radosevich is a director, are licensees of certain of the Company's products.

     The spouse of Dr. Egdahl, Cynthia T. Egdahl, was employed by the Company until June 30, 1997, when she resigned such employment. Her compensation in fiscal 1997 was $94,217. Ms. Egdahl also was paid a bonus of $8,250 in fiscal 1997 for work performed in fiscal 1996.

     Pursuant to a Stock Purchase Agreement dated December 20, 1991, as subsequently amended, the Company agreed to pay consulting fees to Greylock Limited Partnership, a Delaware limited partnership ("Greylock") of which Mr. Cox is a general partner, or its designee, so long as any person affiliated with Greylock serves on the Company's Board of Directors, in an amount of no less than $20,000 per year (reduced, dollar for dollar, by any fees otherwise paid on account of such affiliate's service on the Board; provided that if a higher fee is paid to any other member of the Board, the Company will pay to such affiliated director the higher amount). For fiscal 1997, Greylock was owed $10,000 pursuant to this arrangement, which has been or will be paid subsequent to fiscal year-end but prior to the Annual Meeting.

     Pursuant to a consulting agreement dated January 1, 1992, and amended on June 26, 1995, the Company compensates Dr. Egdahl for consulting services at the rate of $10,000 per year. Such agreement will terminate if Dr. Egdahl ceases to serve as Chairman of the Medical Advisory Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder require the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 (the "Forms") with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market ("Nasdaq"). Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms filed with the SEC and Nasdaq.

     Based on the Company's review of the copies of the Forms it has received and written representations from Reporting Persons, the Company believes that the following forms were filed late or otherwise required amendment: Forms 3 for Mr. Paul Brient and Dr. David Rullo were filed after their respective due dates; Form 5 for Dr. Nelson, reflecting stock option grants under the Company's 1995 Eligible Directors Stock Plan, was filed one day late; an amended Form 3 was filed by Mr. Jaeger because, due to a clerical error, his original filing reflected ownership of an incorrect number of shares of Common Stock; and past Forms for Dr. Egdahl had not included options held by Dr. Egdahl's spouse. Ms. Egdahl's exercise of those options during fiscal 1997 was timely reported on Form 4 by Dr. Egdahl. The Company believes that all other Reporting Persons complied with all filing requirements applicable to them with respect to transactions during fiscal 1997.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a plurality of the shares present or represented at the Meeting and entitled to vote thereon is required for election of directors. Votes may be cast in favor of or withheld from each nominee. Unless authority to vote for any director is withheld in the Proxy, votes will be cast in favor of election of the nominees listed herein. Votes withheld from election of directors will be excluded entirely from the vote and will have no effect. The Board of Directors unanimously recommends a vote FOR fixing the number of persons constituting the full Board at five and FOR each of the nominees listed above.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth all compensation paid by the Company through September 8, 1997 to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company (together, the "Named Executive Officers") in all capacities for services rendered during the fiscal years ended June 30, 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                     COMPENSATION
                                         ANNUAL COMPENSATION     ---------------------
                                         --------------------         SECURITIES             ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS      UNDERLYING OPTIONS(1)    COMPENSATION($)
-------------------------------  ----    --------    --------    ---------------------    ---------------
Marcia J. Radosevich, Ph.D.....  1997    $227,817    $102,000            25,000(2)            $     0
  Chairman of the Board,         1996     188,280      60,626                 0                     0
  President, and Chief           1995     181,913      60,487           250,000                     0
  Executive Officer
Joseph K. Jaeger(3)............  1997     122,717     126,859           120,200                83,770(4)
  Vice President, Sales          1996          --          --                --                    --
                                 1995          --          --                --                    --
Brian D. Cahill................  1997     171,000      75,000           245,000(2)                  0
  Chief Operating Officer and    1996     147,630      28,909                 0                     0
  Chief Financial Officer        1995     142,500      24,225            40,000                     0
Steven J. Rosenberg............  1997     163,453      59,850            53,000(2)                  0
  Senior Vice President,         1996     145,600      22,714                 0                     0
  Software Development           1995     125,000      26,000            65,000                     0
James B. Stowe(5)..............  1997     152,000      25,840            25,000(2)                  0
  Vice President, Marketing and  1996     147,500      20,600                 0                     0
  Business Development           1995      11,625           0           200,000                     0

---------------
(1) All option numbers have been adjusted to reflect stock splits of and stock dividends on the Company's Common Stock since the date of grant.

(2) Includes an option for 25,000 shares granted after the end of the fiscal year for services rendered in fiscal 1997.

(3) Mr. Jaeger first became an executive officer of the Company in fiscal 1997. His bonus amount for fiscal 1997 includes approximately $100,000 in sales commissions earned by Mr. Jaeger in his former position as National Director of Sales.

(4) Represents amounts reimbursed in connection with Mr. Jaeger's relocation to commence employment as Vice President, Sales.

(5) Mr. Stowe commenced employment with the Company on May 15, 1995.

OPTION/SAR GRANTS

     The following table sets forth all options granted by the Company to the Named Executive Officers during fiscal 1997, including the exercise price, expiration date, and value as of the date of grant (without deduction for the cost of exercise) of each such option. There were no SARs granted during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  NUMBER OF       PERCENT OF TOTAL
                                   SHARES          OPTIONS GRANTED       EXERCISE                     GRANT DATE
                                 UNDERLYING        TO EMPLOYEES IN     OR BASE PRICE    EXPIRATION     PRESENT
            NAME               OPTIONS GRANTED       FISCAL 1997       PER SHARE(1)        DATE        VALUE(2)
-----------------------------  ---------------    -----------------    -------------    ----------    ----------
Marcia J. Radosevich,
  Ph.D.......................            0                0%                   --              --             --
Joseph K. Jaeger.............       45,200                4%              $ 15.61          9/6/06     $1,070,788
                                    75,000                7%                13.75         2/27/07      1,557,000
Brian D. Cahill..............       20,000                2%                15.61          9/6/06        473,800
                                   200,000               19%                13.75         2/27/07      4,152,000
Steven J. Rosenberg..........       28,000                3%                15.61          9/6/06        663,320
James B. Stowe...............            0                0%                   --              --             --

---------------
(1) The per-share option exercise price in the table is the fair market value of the Common Stock on the date of the grant. All options become exercisable to the extent of 20% of the underlying shares for each year elapsed since the date of grant. The Company's Stock Plans are administered by the Compensation Committee of the Board of Directors, which has authority to determine the key employees and executive officers of the Company to whom, and the terms and conditions on which, options will be granted under the Stock Plans, subject to approval by the full Board.

(2) The Company has used the Black-Scholes model for option pricing to calculate present value as of the date of the grant. This model relies on the following assumptions, which may prove to be inaccurate in the future: stock price volatility of 0.50; average risk-free rate of return of 6.36%; and expected option life of five years. The model also assumes a liquid market for options, although the options awarded under the Company's plans generally may not be transferred. Further, exchange-traded options may be exercised immediately; however, the Company's options are subject to certain vesting rules. For these reasons, the Company believes that the model may overstate the value of the options it awards. Their actual value, if any, will depend on the market price of the Company's Common Stock on the date of exercise. The value shown does not take into account the amount the individual must pay to exercise the options.

OPTION EXERCISES AND YEAR-END VALUES

     Stock options exercised by the Named Executive Officers during fiscal 1997 are set forth in the following table, which also sets forth certain information regarding non-exercised options held by each of the Named Executive Officers as of June 30, 1997. There were no SARs outstanding during fiscal 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                               SHARES                               YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                             ACQUIRED ON       VALUE        ---------------------------   ---------------------------
                             EXERCISE(#)   REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                             -----------   --------------   -----------   -------------   -----------   -------------
Marcia J. Radosevich,
  Ph.D.....................    132,425       $2,291,125       239,075        103,500      $ 3,901,053    $ 1,335,150
Joseph K. Jaeger...........          0                0         8,126        123,200          128,741        525,578
Brian D. Cahill............          0                0        26,500        233,500          416,100      1,181,950
Steven J. Rosenberg........     38,500          701,425       120,025         62,000        1,988,996        519,520
James B. Stowe.............      6,250           73,675        73,750        120,000          951,375      1,548,000

---------------
(1) Based on the market price for the Common Stock at June 30, 1997 of $18.50 per share, less the option exercise price.

(2) "Value Realized" represents the market price of the underlying securities on the exercise date minus the exercise price of such options.

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     On December 6, 1989, the Company entered into a severance payment agreement with Dr. Radosevich, the Company's President and Chief Executive Officer and a director, providing that the Company will pay Dr. Radosevich her base salary for a 12-month period if the Company terminates her employment, other than for cause (as defined in the agreement) or due to death or disability. The agreement also provides that in the event of such a termination or a change of control of the Company, any right of the Company to repurchase any shares of Common Stock held by Dr. Radosevich shall immediately terminate and all her outstanding stock options shall become immediately exercisable and not subject to repurchase.

     On November 2, 1992, the company entered into a severance pay agreement with Thomas McNamara, then the Company's Vice President, Sales, providing that the Company would pay Mr. McNamara his base salary for a six-month period if the Company terminated his employment, other than for cause or due to death or disability. Mr. McNamara resigned his employment with the Company effective April 15, 1997 and such agreement was terminated without any payment being made thereunder.

     Effective January 1, 1997, the Company adopted its Executive Separation Benefits Plan (the "Executive Plan"), which provides for severance payments to be made to members of the Company's senior management in the event of termination, under certain circumstances, of the eligible employee's employment. The Executive Plan provides for payment to the Named Executive Officers and other executive officers of the Company for 12 months of annual base salary upon termination by the Company for reasons other than disability or "good cause," or by the employee for "good reason," as defined in the Executive Plan. In addition, upon a change in control of the Company, the Named Executive Officers, other than Dr. Radosevich, and other executive officers are entitled upon termination, subject to certain conditions, to a lump sum payment equal to 12 months' annual base salary, as well as acceleration of the vesting of 50% of any unvested stock options then held by such employees. Dr. Radosevich is entitled, if terminated upon or after a change in control of the Company, to receive a lump sum payment equal to 24 months' annual base salary, as well as acceleration of the vesting of 100% of any unvested stock options she then holds.

     The Company has entered into non-competition agreements with all of its executive officers. These agreements provide that upon termination of such officer's employment by the Company, at the Company's option such officer will refrain, for a period to be determined by the Company of up to 24 months, from certain competitive activities with respect to the Company. If the Company exercises its option to restrain any such officer from competitive activity, it will pay such officer 33% of his or her monthly salary for each month for which the executive officer must refrain from competing with the Company. The Company did not exercise this option with respect to Mr. McNamara, former Senior Vice President, Sales, who resigned his employment with the Company effective April 15, 1997.

COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee") currently consisting of Howard E. Cox, Jr. (Chairman), Harris A. Berman, and Richard H. Egdahl, none of whom are employees of the Company.

     The Committee has primary responsibility for analyzing the compensation of executive officers of the Company, making recommendations to the full Board with respect to such compensation, establishing performance goals for executive officers, and administering the Company's stock option plans.

     In recommending salaries for the Company's executive officers for the year, the Committee considered the overall performance of the Company, particularly in terms of revenue growth, earnings growth, satisfaction of product delivery milestones, and earnings per share; the responsibilities of each officer and the increase in those responsibilities during the year as a result of the Company's continued growth; the importance of individual executive officers to the future growth and profitability of the Company; cash compensation levels of competitors in the industry (these competitors are included in the peer group index appearing in the performance graph on page 10 hereof); and the success of the management team in achieving the Company's short-term and longer-term goals. Although all of such factors were considered by the Committee in exercising its judgment as to compensation levels for the Chief Executive Officer and the other executive officers, no precise formula has been used to weight the relative importance of such factors. Based on publicly available information the committee believes that cash compensation of the Chief Executive Officer and the other executive officers for fiscal 1997 was at or near the median of the range of cash compensation paid by the Company's competitors in the industry. In allocating compensation among salary, bonuses and stock options, the committee seeks to provide appropriate balance between current fixed and performance-related compensation, and long-term incentives.

     The means by which the Committee established the Chief Executive Officer's compensation for fiscal 1997 differed in no material way from that employed with respect to the other executive officers of the Company, again using no precise formula to weight the relative importance of the factors considered.

     Bonus payments to executive officers for fiscal 1997 were based on a combination of the Company's performance and the individual officer's achievement of pre-established performance goals. The Company's Executive Officer Bonus Plan provides for payment of bonuses only if the Company achieves pre-established targets for revenues and profits. The Company achieved such targets for fiscal 1997. Upon achievement of those targets, the Committee evaluated each executive officer's achievement of pre-established individual performance goals to determine the amount of such officer's annual bonus. The amount of annual bonuses to executive officers for fiscal 1997 ranged from approximately 15% to 50% of base compensation.

     Pursuant to the terms of the Company's executive compensation program, if the Company's earnings per share reach a predetermined amount for the fiscal year, the Company will grant an option to purchase 25,000 shares of Company Common Stock to certain executive officers who have been employed by the Company for the entire fiscal year. The Committee granted such options to each of Dr. Radosevich and Messrs. Cahill, Rosenberg and Stowe in fiscal 1998 based on the Company's earnings per share in fiscal 1997. These options were fully exercisable on the grant date.

     None of the compensation paid to any executive officer in fiscal 1997 is subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, which precludes a public corporation from taking a deduction for compensation of any of the Named Executive Officers in excess of $1 million.

                                          COMPENSATION COMMITTEE

                                          Harris A. Berman, M.D.
                                          Howard E. Cox, Jr. (Chairman)
                                          Richard H. Egdahl, M.D.

                              PERFORMANCE GRAPH(1)

     The following chart and corresponding table compare the value of $100 invested in HPR Inc. Common Stock from August 10, 1995 (the date of the Company's initial public offering) through June 30, 1997 with a similar investment in the Nasdaq Market Index and with a peer group consisting of six publicly held companies which are in the same industry as the Company. The comparison assumes that all dividends are reinvested.

                                  [HPR Graph]

        Measurement Period                                                     NASDAQ Market
      (Fiscal Year Covered)              HPR Inc.           Peer Group*            Index
8/11/95                                  100.00              100.00              100.00
6/30/96                                  234.48              256.30              115.45
6/30/97                                  204.14              231.70              139.08

*Peer Group:
Access Health Inc.                       HBO & Company                  HCIA Inc.
Health Systems Design Corporation        Summit Medical Systems         Transition Systems, Inc.

---------------
(1) The Company's selected peer group has changed since last year's proxy statement because two companies in the former group, AMISYS Managed Care Systems and GMIS Inc., have been acquired by HBO & Company. HBO & Company and Transition Systems, Inc., public companies with similar operations and markets to the Company, have been substituted for AMISYS and GMIS in the accompanying graph. The Company conducted its initial public offering on August 10, 1995. Therefore, only two years of comparative results are provided in the accompanying graph.

                                  PROPOSAL TWO

                  APPROVAL OF AMENDMENT TO HPR 1995 STOCK PLAN

     The HPR 1995 Stock Plan (the "1995 Plan") was adopted by the Board of Directors on June 26, 1995 and approved by the stockholders on July 20, 1995, and was amended and restated pursuant to a resolution by the Board of Directors dated July 22, 1996 and approval by the stockholders on November 1, 1996. The Board has adopted and recommends that the stockholders approve a further amendment to the 1995 Plan to increase the number of shares which may be subject to Awards made under the 1995 Plan from 2,035,000 to 3,035,000. The Company believes that additional shares should be made available under the 1995 Plan to give the Company maximum flexibility in providing appropriate incentives to key personnel.

     The 1995 Plan was adopted to ensure that an adequate number of option shares are available to provide appropriate incentives to key employees and other persons who provide significant services to the Company and its subsidiaries (the "Company Group") by providing these individuals with an opportunity to purchase or receive as bonuses stock of the Company and thereby permitting them to share in the Company's success. The Company's future success is highly dependent on the retention and continuing motivation of the persons who perform key services for and make key contributions to the Company. The Company believes that an active program of awarding stock options to those key employees and other individuals has been, and will continue to be, an important component of their compensation arrangements in a way that directly associates their interests with those of the Company's stockholders.

     The 1995 Plan provides for the granting of incentive stock options ("ISOs"), non-incentive stock options ("NSOs") (both ISOs and NSOs are collectively referred to as "Options"), stock purchase authorizations ("Purchase Authorizations"), stock bonus awards ("Bonuses"), and Stock Appreciation Rights ("SARs"). (The foregoing items are referred to herein collectively as "Awards".) There currently are 2,035,000 shares authorized for Awards under the 1995 Plan. On August 29, 1997, there remained available 135,122 shares for future Awards under the 1995 Plan. The closing price of the Company's Common Stock as reported by the Nasdaq National Market System on September 5, 1997 was $18.0625.

     The 1995 Plan is administered by the Board of Directors, but the Board may delegate such administration to the Compensation Committee of the Board (the "Committee"), including the power to make recommendations to the Board of Directors regarding which employees will be granted Awards under the 1995 Plan and the terms and conditions of such Awards. However, all grants of Awards must be approved by a majority vote of the Board of Directors. Under the 1995 Plan, the Board, or the Committee as its delegate (all subsequent references herein to the "Committee" shall refer to the Board or the Committee as its delegate), determines which employees will be granted Awards under the 1995 Plan, the number of shares covered by, and the duration of, each Award under the 1995 Plan, and other terms and conditions applicable to each Award granted under the 1995 Plan. These determinations are made at the time the Award is granted.

     Under the 1995 Plan, the Committee selects the key employees, consultants and other individual contributors of or to the Company Group ("Participants") to receive Awards under the 1995 Plan, except that only employees of the Company Group may be granted ISOs. Because Dr. Radosevich is an employee of the Company, she, as well as the other Named Executive Officers and executive officers and other key employees and service providers, is eligible to participate in the 1995 Plan and may be granted Awards thereunder. The Committee also has authority to interpret the 1995 Plan and Awards; to prescribe, amend and rescind rules and regulations relating to the 1995 Plan; and to make all other determinations necessary or desirable for the administration of the 1995 Plan. The Committee may establish guidelines for the grant of Awards to key employees of the Company Group who are not executive officers of the Company, and the Committee may delegate to the Company's Chief Executive Officer the authority to grant Awards, within those guidelines, to eligible non-executive key employees. The Board approves each Award granted under the 1995 Plan.

     In accordance with Code Section 162(m), a publicly-held corporation may not deduct certain executive compensation in excess of $1 million per individual unless such compensation is performance-based. Awards are deemed performance-based only to the extent that, among other things, the plan to which they relate specifies the maximum number of options which may be granted to any Participant during a specified period of time. Accordingly, the 1995 Plan indicates that the maximum number of Awards which may be granted to any individual during each successive twelve-month period commencing on the effective date of the 1995 Plan is 400,000 shares.

     At the time of granting an Award, the Committee will determine the purchase price per share to be paid upon the exercise of each Option or upon the purchase pursuant to each Purchase Authorization granted or made under the 1995 Plan, each within certain parameters. The exercise price per share to be paid upon the exercise of each ISO granted under the 1995 Plan must be at least one hundred percent (100%) of the fair market value on the date of grant, or in the case of an ISO granted to an employee owning more than ten percent (10%) of the Common Stock of the Company or its subsidiaries, must be at least one hundred ten percent (110%) of the fair market value. The purchase price per share payable on exercise of each NSO or upon the purchase of shares pursuant to each Purchase Authorization granted under the 1995 Plan must be at least eighty-five percent (85%) of the fair market value of the Common Stock on the date of the grant. Bonus shares will be issued in consideration of services previously rendered, which will be valued for such purposes by the Committee. No Award under the 1995 Plan may be granted with a purchase price less than the par value of the Common Stock. The aggregate fair market value, as determined on the grant date, of the shares for which ISOs are exercisable for the first time by a Participant during any calendar year under all the plans of the Company may not exceed $100,000; any Options in excess of such limit are treated as NSOs. The Company receives no consideration from a Participant for the grant of an Award under the 1995 Plan.

     Each Option is exercisable for the full amount or for any part thereof. At the discretion of the Committee, Options granted under the 1995 Plan may be made exercisable in installments which become available to the Participant from time to time during the term of the Option. However, no Option may be exercised later than ten (10) years after the date of grant and no ISO granted to a person who owns over 10% of the Common Stock at the time of the grant may be exercised more than five years from the date of the grant.

     Payment must be made in full at the time the Option is exercised, or at the time the purchase pursuant to a Purchase Authorization is made. Payment must be made in cash or by check, or, if approved in advance by the Committee and subject to the provisions of applicable law, by delivery and assignment to the Company of other shares of Company stock having a market price equal to the exercise or purchase price, or by the Participant's recourse promissory note, or by a combination of any of the above methods. In addition, the Participant must satisfy all applicable federal, state and local income and employment tax withholding obligations before the Company is required to deliver any shares under the 1995 Plan.

     A Participant may not transfer an Option, SAR or Purchase Authorization except by will or the laws of descent or distribution, and only the Participant may exercise an Option, SAR or Purchase Authorization during the Participant's lifetime. However, the Board may permit a Participant to transfer an Award granted under the 1995 Plan if such transfer is made pursuant to generally applicable criteria established by the Board, or by the Committee as its delegate, prior to such transfer.

     The number of shares that may be issued under the 1995 Plan is subject to adjustment for stock dividends, stock splits, stock combinations, recapitalizations and other similar changes. Any shares subject to an Award which expires or terminates unexercised as to such shares, any shares reacquired by the Company pursuant to forfeiture or a repurchase right under the 1995 Plan, and any shares subject to an SAR which are not issued upon exercise of the SAR will again become available for future Awards under the 1995 Plan.

     If the Company's Common Stock changes as the result of a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be purchased pursuant to an Award, the number and kind of shares then subject to Awards, and the price per share shall be appropriately adjusted as the Committee determines to prevent dilution or enlargement of the rights available or granted under the 1995 Plan. Except as otherwise determined by the Committee, a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, will cause every Award under the 1995 Plan to terminate, to the extent not then exercised, unless the surviving entity agrees to assume the Company's obligations thereunder. Alternatively, the Committee may provide that some or all of the unexercised portion of any outstanding Award and some or all of the unvested shares acquired upon exercise of any such Award will be immediately exercisable and vested or no longer subject to repurchase rights as of a specified date prior to the merger, similar reorganization or sale of assets.

     Within certain limits, the Committee may amend the 1995 Plan or the terms of any Awards or agreements thereunder at any time without the consent of the Participants. The Committee may not, however, amend the 1995 Plan (1) to adversely affect or impair any then outstanding Award or related agreement without the consent of the Participant holding such Award or related agreement; or (2) without obtaining or being conditioned upon stockholder approval, if such approval is required to protect the intended tax treatment of the Awards.

     The 1995 Plan will terminate on June 26, 2005. The expiration date of each Award will be no later than ten years from the date of grant.

FEDERAL INCOME TAX CONSIDERATIONS

     The rules governing the tax treatment of options and stock acquired from the exercise of options are quite technical. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     ISOs granted pursuant to the 1995 Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. If the Participant makes no disposition of the shares acquired pursuant to the exercise of an ISO within one year after the transfer of shares to such Participant and within two years from the grant of the ISO, such Participant will recognize no taxable income for "regular" income tax purposes as a result of the grant or exercise of such ISO. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such ISOs or the transfer of shares upon their exercise. After July 28, 1997, a Participant who sells stock acquired pursuant to the exercise of an ISO will recognize long-term capital gain or loss if the Participant has held the stock more than 18 months. Under current law, long-term capital gain is taxed at a maximum rate of 20%.

     Participants generally will recognize income for purposes of the federal alternative minimum tax to the extent that the fair market value of the shares purchased upon exercise of an ISO exceeds the option price for the shares (the "spread amount"). Under current law, the maximum rate of alternative minimum tax is 28%. For purposes of the alternative minimum tax only, the spread amount will be added to the option price in calculating a purchaser's basis in the stock and thus determining the purchaser's gain or loss on the sale of shares acquired upon exercise of such ISOs. A credit for any net alternative minimum tax paid by an ISO holder on exercise may be available to offset the Participant's regular income tax in subsequent years, including any tax on the income resulting from a sale of the shares acquired upon the exercise.

     If shares subject to ISOs are disposed of prior to the expiration of the time periods described above, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the exercise price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax reporting requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

     A Participant who acquires shares by exercise of a NSO generally recognizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of the Participant's taxable income will ordinarily be deductible by the Company in the same year in which the Participant recognizes the taxable income, subject to the limitations of Section 162(m) of the Code.

     SARs are grants entitling a Participant to receive, upon exercise of the SAR, distribution of an amount in cash or shares or a combination thereof with a value equal to or less than the difference between the market price per share of the Company's Common Stock on the date of exercise and the market price on the date of grant, multiplied by the number of shares for which the SAR is exercised. A Participant will realize compensation income in the full amount of such distribution. The Company will be allowed a corresponding deduction of the amount of the distribution, generally in the Company's tax year in which the exercise occurs. The Participant will obtain a basis in any shares distributed in satisfaction of SARs equal to the fair market value of such shares at the time of such exercise (which is the amount of compensation income realized), for purposes of determining capital gain or loss on the later sale of such shares. The Company must withhold federal and applicable state and local taxes with respect to a SAR distribution. For SAR distributions made in shares of the Company's stock, withholding will be applied against other compensation payable from the Company.

     Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total individual compensation paid to any of the Named Executive Officers exceeds $1,000,000 in any one year. The Company can preserve the deductibility of certain compensation in excess of $1,000,000, however, provided that it complies with conditions imposed by
Section 162(m), including the payment of performance-based compensation pursuant to a plan approved by stockholders. The 1995 Plan is designed to provide the Company flexibility and the opportunity to qualify certain aspects of compensation as performance-based compensation under Section 162(m), should the Company's compensation of any Named Executive Officer at some time in the future be sufficiently high to trigger the limitations set forth in Section 162(m).

BENEFITS UNDER 1995 PLAN

     Due to the discretionary nature of the 1995 Plan, it is not possible to determine who the future Participants in the 1995 Plan will be, or the number or value of Awards to be received by any Participant or group under the 1995 Plan. The following table sets forth information with respect to the aggregate grants of Awards under the 1995 Plan to the Named Executive Officers, all current executive officers as a group, all non-employee directors as a group, and all other employees as a group during fiscal 1997.

                     NAME AND POSITION               DOLLAR VALUE($)(1)    NUMBER OF UNITS(2)
        -------------------------------------------  -------------------   ------------------
        Marcia J. Radosevich.......................                0                   0
        Chairman, President and Chief Executive
        Officer
        Joseph K. Jaeger...........................      $   434,291             120,200
        Vice President, Sales
        Brian D. Cahill............................      $   911,548             220,000
        Chief Operating Officer and Chief Financial
        Officer
        Steven J. Rosenberg........................      $    68,670              28,000
        Senior Vice President, Software Development
        James B. Stowe.............................                0                   0
        Vice President, Marketing and Business
        Development
        All Current Executive Officers as a Group
          (10 persons).............................      $ 2,964,205             726,200
        All Current Non-Executive Directors as a
          Group (4 persons)........................                0                   0
        All Non-Executive Employees as a Group.....      $   843,790             292,190

---------------
(1) Value of in-the-money options at fiscal year-end. An "in-the-money" option is an option for which the option price of the underlying stock is less than the September 5, 1997 market price of $18.0625; the value shown reflects stock market appreciation since the date of the granting of the option.

(2) Includes all options granted under the 1995 Plan in fiscal 1997, whether vested or unvested, and whether exercised or unexercised as of fiscal 1997 year-end.

     No directors or nominees received option grants under the 1995 Plan in fiscal 1997. All directors and nominees, other than Marcia J. Radosevich, were granted options under the HPR 1995 Eligible Directors Stock Plan. After fiscal year-end, Dr. Radosevich received an option to purchase 25,000 shares under the 1995 Plan for services rendered in fiscal 1997.

AMENDMENT TO THE 1995 PLAN

     The Board has adopted and recommends that the stockholders approve an amendment to the 1995 Plan to increase by 1,000,000 shares to 3,035,000 the maximum number of shares available for Awards under the 1995 Plan. The Board believes that additional shares should be made available to give the Company maximum flexibility in providing appropriate incentives to key personnel.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of all outstanding shares present or represented at the Meeting and entitled to vote thereon is required to approve the amendment to the 1995 Plan. Abstentions will count as shares present or represented at the Meeting and will, therefore, be included in determining whether the required vote has been received and effectively count as a vote "against" approval. The Board of Directors unanimously recommends a vote FOR approval of the proposed amendment to the 1995 Plan and your proxy will be so voted unless you specify otherwise.

                                 PROPOSAL THREE

                            SELECTION OF ACCOUNTANTS

     Upon the recommendation of its Audit Committee, the Board of Directors selected the firm of Coopers & Lybrand L.L.P. as accountants of the Company for the fiscal year ending June 30, 1998, subject to the ratification by a vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. A representative of Coopers & Lybrand L.L.P., which served as accountants for fiscal 1997, is expected to be present at the Meeting, with the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR ratification of the selection of Coopers & Lybrand L.L.P. as accountants for the fiscal year ending June 30, 1998, and your proxy will be so voted unless you specify otherwise. A vote by the holders of the majority of all outstanding shares present or represented at the Meeting and entitled to vote thereon is required for ratification.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company, at its offices at 245 First Street, Cambridge, Massachusetts 02142, no later than May 22, 1998, in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

OTHER MATTERS

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that shown above. However, if any other proper business should come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies with respect to any such business in accordance with their best judgment. Matters with respect to which the enclosed form of Proxy confers such discretionary authority are as follows: (i) matters which the Board of Directors does not know of a reasonable time before the mailing of this Proxy Statement which are to be presented at the Annual meeting; (ii) approval of the minutes of the prior meeting of stockholders, such approval not constituting ratification of the action taken at such meeting; (iii) election of any person as a director if any of the nominees named herein are unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting.

     The cost of preparing, assembling and mailing the proxy material will be borne by the Company. In addition to the use of the mails, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request instruction for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection therewith.

     Any stockholder giving a Proxy in the accompanying form retains the power to revoke it, by appropriate written notice to the Secretary of the Company or by the giving of a later-dated Proxy, at any time prior to the exercise of the powers conferred thereby. Attendance in person at the Meeting will not in itself be deemed to revoke a Proxy unless the stockholder gives an affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and to vote in person.

     The shares represented by a Proxy will be voted as directed by the stockholder giving the Proxy.

  Broker Non-votes

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. Under NASD rules governing brokers using the Nasdaq National Market ("Nasdaq"), on which shares of the Company are traded, brokers who have not received instructions from beneficial owners may, depending on the type of proposal involved, vote shares held by them in street name in their discretion. The type of proposal on which brokers may vote depends upon the rules of the exchange(s) of which the broker is a member. For instance, a broker who is a member of the New York Stock Exchange who does not receive instructions from a beneficial owner may (but is not required to) vote on the election of directors, but not on the proposed amendment to the HPR 1995 Stock Plan.

     When a broker is not entitled to vote with respect to a certain proposal, this gives rise to what is known as a "broker non-vote" on such proposal. In the event of a broker non-vote with respect to any proposal coming before the Meeting, the Proxy will be counted as present for purposes of determining the existence of a quorum, and the broker non-vote will have the same effect as an abstention as to that proposal. Accordingly, a broker non-vote will have no effect on the outcome of the election of directors or selection of accountants and will have the same effect as a vote against the proposed amendment to the HPR 1995 Stock Plan.

     IF NO CONTRARY INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED (1) TO FIX THE NUMBER OF DIRECTORS AT FIVE AND TO ELECT THE PERSONS NAMED UNDER "ELECTION OF DIRECTORS," (2) TO APPROVE THE AMENDMENT TO THE HPR 1995 STOCK PLAN TO INCREASE BY 1,000,000 THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER;
(3) TO RATIFY THE SELECTION OF COOPERS & LYBRAND L.L.P. AS ACCOUNTANTS FOR FISCAL YEAR 1998, AND (4) IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                                    HPR INC.

                   MEETING OF STOCKHOLDERS - OCTOBER 31, 1997

 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HPR INC.

The undersigned stockholder in HPR Inc. (the "Company") hereby appoints Marcia
J. Radosevich, Ph.D. and Brian D. Cahill, and each of them, attorneys, agents and proxies, with power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual meeting of Stockholders of the Company to be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts on October 31, 1997 at 12:15 p.m., Eastern Standard Time, and any adjournments thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

The shares represented by this Proxy will be voted as directed by the undersigned.

IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF FIXING THE NUMBER OF DIRECTORS AT FIVE, FOR THE NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE AND IN FAVOR OF PROPOSALS 2 AND 3.

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           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
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Please sign this Proxy exactly as your name(s) appear(s) on the books of the
Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?

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DO YOU HAVE ANY COMMENTS?

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
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                                                                            |
[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

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                                    HPR INC.
-----------------------------------------------------------------------------

Mark box at right if you plan to attend the Meeting.                     [ ]

Mark box at right if an address change or comment has been noted on
the reverse side of this card.                                           [ ]

RECORD DATE SHARES:


1.  To fix the number of persons constituting
    the full Board of Directors at five and to      FOR ALL    WITH-   FOR ALL
    elect the following nominees as Directors.      NOMINEES   HOLD    EXCEPT

    MARCIA J. RADOSEVICH   HARRIS A. BERMAN
    HOWARD E. COX, JR.     RICHARD H. EGDAHL          [ ]       [ ]      [ ]
    WILLIAM G. NELSON

    To withhold authority to vote "For" a
    particular nominee, mark the "For All
    Except" box and strike a line through
    that nominee's name. Your shares shall
    be voted to set the number of directors
    at five and "For" the other nominees.

2.  To approve the amendment to the HPR 1995          FOR     AGAINST  ABSTAIN
    Stock Plan.                                       [ ]       [ ]      [ ]

3.  To ratify the selection of Coopers &
    Lybrand L.L.P. as accountants of the
    Company for the fiscal year ending
    June 30, 1998.                                    FOR     AGAINST  ABSTAIN
                                                      [ ]       [ ]      [ ]

                                                      -------------------------
Please be sure to sign and date this Proxy.           Date
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Stockholder sign here                                 Co-owner sign here
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--  --  --  --  --  --  --  --  --  --  --  --  --  --  --  --  --  --  --  --
 DETACH CARD                                                      DETACH CARD

                                    HPR INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, October 31, 1997.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

Marcia J. Radosevich, Ph.D.
Chairman, Chief Executive Officer and President
HPR Inc.